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                                                                  EXHIBIT (23)B





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We have issued our reports dated March 4, 1994 (except for Note M, as to which the date is April 15, 1994) and March 5, 1993, accompanying the consolidated financial statements of First Park Ridge Corporation contained in the amended Registration Statement. We consent to the use of the aforementioned reports in the amended Registration Statement, and to the use of our name as it appears under the caption "Experts".





/s/  Grant Thornton
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Grant Thornton



Chicago, Illinois


July 28, 1994